Exhibit 99.1

RISK FACTORS

In connection with incorporating by reference certain risk factors contained in the prospectus dated October 12, 2021 (the “Prospectus”) of Blue Apron Holdings, Inc. (“we”, “us” or “our”) relating to our rights offering, as further described in the Prospectus, into our Registration Statements on Form S-3, we are filing this information for the purpose of supplementing the risk factor disclosure contained in our prior public filings, including those previously set forth in Part I, Item IA, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”), on February 23, 2021, and in Part II, Item IA, “Risk Factors” of our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 6, 2021, and our Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 3, 2021 (collectively, our “Exchange Act Reports”). These supplemental risk factors should not be read in isolation and should be read together with the risk factors set forth in the Exchange Act Reports.

Risks Related to the Capital Raise

The transactions contemplated by the Purchase Agreement (defined below) may be delayed or not occur at all for a variety of reasons, including the possibility that the Purchase Agreement is terminated prior to the completion of the contemplated transactions.

On September 15, 2021, we entered into a purchase agreement (the “Purchase Agreement”), with RJB Partners LLC (the “Purchaser”), and Matthew B. Salzberg, one of our co-founders, for an equity capital raise in the aggregate amount of $78.0 million (the “Capital Raise”), without giving effect to the receipt of any exercise price of any warrants issued in the transactions. In connection with the Purchase Agreement, we are conducting a rights offering (the “Rights Offering”), pursuant to which we are distributing, at no charge, to the holders of record of our outstanding shares of Class A common stock and certain outstanding warrants to purchase shares of Class A common stock (the “Eligible Securityholders”), one non-transferable subscription right (each, a “Subscription Right”) for each share of Class A common stock held or, in the case of the holders of the applicable outstanding warrants, each share of Class A common stock issuable upon exercise of such warrants. Each Subscription Right provides the Eligible Securityholder the right to purchase one unit consisting of (i) 0.185055707113895 shares of Class A common stock, (ii) one warrant to purchase 0.148044565691116 shares of Class A common stock at an exercise price of $15.00 per share, (iii) one warrant to purchase 0.074022282845558 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) one warrant to purchase 0.037011141422779 shares of Class A common stock at an exercise price of $20.00 per share (the warrants in clauses (ii) through (iv), collectively, the “Rights Offering Warrants”). If all Eligible Securityholders exercise their Subscription Rights in full, we would issue in connection with the Rights Offering, in the aggregate, a maximum of 4,500,000 shares of Class A common stock and Rights Offering Warrants to purchase an additional 6,300,000 shares of Class A common stock. The subscription period for the Rights Offering began on October 12, 2021, and the subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Standard Time, on October 28, 2021, unless we extend the subscription period.

Under the Purchase Agreement, the Purchaser will purchase in a private placement (the “Backstop Private Placement”) that number of shares of Class A common stock and warrants that remain unsubscribed at the expiration of the Rights Offering subscription period (collectively, the “Backstop Securities”) for an aggregate purchase price equal to $45.0 million less the aggregate purchase price received from purchasers of units in the Rights Offering. Additionally, under the Purchase Agreement, in a separate private placement (the “Concurrent Private Placement”), the Purchaser will purchase, on the same terms and concurrently with the consummation of the Backstop Private Placement and for an aggregate purchase price of $30.0 million, (i) 3,000,000 shares of Class A common stock, (ii) warrants to purchase 2,400,000 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 1,200,000 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 600,000 shares of Class A common stock at an exercise price of $20.00 per share (collectively, the “Concurrent Private Placement Securities”).

The Purchaser’s obligation to purchase securities pursuant to the Purchase Agreement, including to purchase the Backstop Securities and Concurrent Private Placement Securities, is subject to certain customary closing conditions, including completion of the Rights Offering and the authorization of the shares of Class A common stock purchased under the Purchase Agreement and the shares of Class A common stock issuable upon exercise of the warrants issued to the Purchaser in the Backstop Private Placement (the “Backstop Warrants”), or the warrants issued to the Purchaser in the Concurrent Private Placement (the “Private Placement Warrants”), for listing under the New York Stock Exchange. In addition, the obligation of us and the Purchaser to consummate the Backstop Private Placement and Concurrent Private Placement is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain customary exceptions), and material compliance by the other party with its covenants under the Purchase Agreement. Further, the Purchase Agreement contains customary termination rights for us and the Purchaser, including that it may be terminated, subject to the terms and conditions of the Purchase Agreement: (i) by mutual written consent of parties; (ii) by either us or the Purchaser upon such other party’s uncured material breach of any representation, warranty, covenant or agreement under the Purchase Agreement; or (iii) if the Rights Offering, Backstop Private Placement and Concurrent Private Placement are not consummated by March 14, 2022. Therefore, the transactions contemplated by the Purchase Agreement may not be completed or may not be completed as quickly as expected.

Failure to complete the transactions contemplated by the Purchase Agreement could adversely affect our business and the market price of our Class A common stock in a number of ways, including: the market price of our Class A common stock may decline to the extent that the current market price reflects an assumption that these transactions will be contemplated; we have incurred, and will continue to incur, significant expenses for professional services in connection with these transactions for which we will have received little or no benefit if the Rights Offering, Backstop Private Placement and Concurrent Private Placement are not consummated; and a failure of these transactions to be completed may result in negative publicity and/or give a negative impression of us in the investment community or business community generally. Further, if the Purchase Agreement is terminated by either us or the Purchaser in accordance with its terms, we have agreed to repurchase the shares of Class A common stock and warrants issued to Mr. M. Salzberg under the Purchase Agreement on September 15, 2021 (collectively, the “Salzberg Private Placement Securities”) from Mr. M. Salzberg at the original purchase price.

We have invested and will continue to invest significant time, attention and resources, and incur significant expenses in connection with the Rights Offering, the Purchase Agreement, the Backstop Private Placement, and the related transactions. These investments and expenses may not return adequate value if the Rights Offering, the Purchase Agreement, the Backstop Private Placement and the related transactions are ultimately not consummated or are unsuccessful.

We estimate that we will incur approximately $4.5 million in financial advisory and other expenses in connection with the Rights Offering, Concurrent Private Placement, Backstop Private Placement, and related transactions. We will incur most, if not all, of these expenses even if the Rights Offering is not ultimately consummated or is unsuccessful, or the sale of securities pursuant to the Purchase Agreement is unsuccessful. If we are unable to sell sufficient securities in the Rights Offering or pursuant to the Purchase Agreement, including if the transactions contemplated by the Purchase Agreement are not consummated, or if we are required to repurchase the Salzberg Private Placement Securities in accordance with the Purchase Agreement, the reduction in proceeds of these transactions may result in our offering-related expenses exceeding the proceeds we receive and, therefore, the proceeds may be insufficient to meet our objectives.

Furthermore, preparations for the Rights Offering, the Purchase Agreement, the Backstop Private Placement, and the related transactions have been time-consuming and a diversion of management’s attention and resources. If the transactions are ultimately not consummated or are otherwise unsuccessful, we could suffer an adverse impact on our reputation, might have lost opportunities to pursue certain other financing alternatives, and will need to seek other capital raising alternatives.

Prior to the closing of the Capital Raise, we are subject to restrictions on our business activities.

While the Purchase Agreement is in effect, we are subject to restrictions on our business activities and must, among other things, use commercially reasonable efforts to, and to cause each of our subsidiaries to, conduct its business and operations in the ordinary course. These restrictions could prevent us from pursuing attractive business opportunities that may arise prior to the consummation of the transactions contemplated by the Purchase Agreement. Although we may be able to pursue such activities with the Purchaser’s consent, the Purchaser may not be willing to provide its consent for us to do so.

The sale of shares of our Class A common stock and warrants in the Capital Raise could cause the market price of our Class A common stock to decline and will result in dilution to our stockholders.

Pursuant to the Purchase Agreement, on September 15, 2021, in the private placement with Mr. M. Salzberg, we issued, and Mr. M. Salzberg purchased, the Salzberg Private Placement Securities, consisting of 300,000 shares of Class A common stock and warrants to purchase 420,000 shares of Class A common stock. Additionally, in the Rights Offering and Backstop Commitment, we will issue up to 4,500,000 shares of Class A common stock and warrants to purchase an additional 6,300,000 shares of Class A common stock and, in the Concurrent Private Placement, we expect to issue an additional 3,000,000 shares of Class A common stock and warrants to purchase 4,200,000 shares of Class A common stock. Under the Purchase Agreement, we have agreed to enter into a registration rights agreement with the Purchaser and Mr. M. Salzberg prior to the closing of the completion of the Capital Raise, pursuant to which the Purchaser, Mr. M. Salzberg and their respective permitted transferees will have the right to request that we file a registration statement with respect to all or a portion of the shares that they hold, which will include shares held prior to the Capital Raise and shares purchased in connection with the Capital Raise. If we were to register these shares for resale, they could be freely sold in the public market. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Class A common stock could decline.

Upon the completion of the Rights Offering and the related transactions pursuant to the Purchase Agreement, Mr. Sanberg and his affiliates will beneficially own a significant portion of our outstanding Class A common stock, and therefore have significant influence over the outcome of matters subject to stockholder approval, including a change of control, which could make our Class A common stock less attractive to some investors or otherwise harm our stock price.

Upon the completion of the Rights Offering and the related transactions pursuant to the Purchase Agreement including the Backstop Private Placement and Concurrent Private Placement but excluding the issuance of shares of Class A common stock issuable upon the potential exercise of any warrants in the future, Mr. Sanberg and his affiliates, in the aggregate, will beneficially own a minimum of 3,311,263 shares of our outstanding Class A common stock (10.5%) and up to an additional 4,500,000 shares of our outstanding Class A common stock (14.3%). This would result in Mr. Sanberg and his affiliates acquiring an additional approximately 24.8% of our then-outstanding capital stock. The Purchase Agreement subjects the Purchaser to a voting agreement, pursuant to which the Purchaser would agree to cause all of our voting securities beneficially owned by it or certain of its affiliates, in excess of 19.9% of the total voting power of our outstanding capital stock to be voted in proportion to, and accordance with, the vote of all of our stockholders, limiting the effective voting power of the securities issued to the Purchaser in the Backstop Private Placement and Concurrent Private Placement to between 19.9% and 26.1%, depending on the number of outstanding shares of capital stock owned by the Purchaser and the votes of other stockholders. This voting agreement would constrain the maximum voting power of the securities issued to the Purchaser in the Backstop Private Placement and Concurrent Private Placement to approximately 26.1% when the Purchaser’s ownership of such securities would constitute approximately 42.8% of the then-outstanding capital stock, assuming the exercise of all Backstop Warrants and Private Placement Warrants in full.

As a result, these stockholders will have significant influence over matters submitted to our stockholders for approval, including the election of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power might delay, defer or prevent a change in control or delay or prevent a merger, consolidation, takeover or other business combination involving us on terms that other stockholders may desire, which, in each case, could adversely affect the market price of our Class A common stock.